UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)       August 5, 2004
                                           ------------------------

                                  Avitar, Inc.
             (Exact name of registrant as specified in its chapter)

     Delaware                           1-15695                  06-1174053
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


         65 Dan Road, Canton, MA                                         02021
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code    (781) 821-2440
                                                  ----------------------

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(Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

     The Registrant issued a Press Release in reliance on Rule 135a on August 6, 2004 announcing that it raised gross proceeds of $1,250,000 in a private placement of convertible preferred stock and warrants. A copy of the Press Release is attached to this Report as an Exhibit.

     The securities issued in the private placement were 1,250 shares of Series A Convertible Preferred Stock and Warrants to purchase 125,000 shares of Common Stock. The $1,250,000 of Preferred Stock is convertible into Common Stock at the lesser of $0.09 per share or 85% of the average of the three (3) lowest bid prices for the ten (10) trading days immediately prior to the notice of conversion, subject to adjustments and minimum pricing, and the Warrants are exercisable at $0.095 per share.

     Copies of the Agreements related to this private placement are attached to this Report as Exhibits, including the Registration Rights Agreement that requires the Company to register the Common Stock underlying the Preferred Stock and Warrants by filing a Registration Statement with the SEC within 30 days after the closing of the private placement.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

   (c) Exhibits

4.1  Certificate of Designations of Series A Convertible Preferred Stock (A)

4.2  Securities Purchase Agreement

4.3  Registration Rights Agreement

4.4  Warrant

99.1 Press Release Issued on August 6 , 2004

(A) Incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated May 25, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Avitar, Inc.
                                       (Registrant)

Date      August 9, 2004               /s/   JAY LEATHERMAN
                                       --------------------------
                                       Jay Leatherman,  CFO
                                         (Signature)